UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2021, Independence Contract Drilling, Inc. (the “Company”) entered into an amended and restated equity distribution agreement (the “Agreement”) with Piper Sandler & Co. and Johnson Rice & Company L.L.C. (the “Agents”), which amended and restated the original equity distribution, entered into by the Company and Piper Sandler & Co. on June 5, 2020. Pursuant to the Agreement, the Company from time to time may offer and sell through the Agents shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to a maximum amount specified therein (the “Shares”). Pursuant to General Instruction I.B.6 to a Registration Statement on Form S-3, the Company may sell shares at this time, and the board of directors has authorized the sale of an additional $7.5 million in shares of its common stock. Sales of the Shares, if any, under the Agreement may be made in any transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-258534), which was declared effective by the Securities and Exchange Commission on August 18, 2021, and a prospectus supplement thereto. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K. A legal opinion related to the issuance and sale of the Shares is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
1.1	Amended and Restated Equity Distribution Agreement, dated August 19, 2021, among Independence Contract Drilling, Inc., Piper Sandler & Co. and Johnson Rice & Company L.L.C.
5.1	Legal Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: August 19, 2021	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary